EXHIBIT 10.70

SIXTH AMENDMENT TO SERVICE AGREEMENT

BETWEEN

INTEGRAMED AMERICA, INC.

AND

NORTHWEST CENTER FOR INFERTILITY AND REPRODUCTIVE ENDOCRINOLOGY

THIS SIXTH AMENDMENT TO SERVICE AGREEMENT (“Sixth Amendment"), is dated as of  April 16, 2012 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at Two Manhattanville Road, Purchase, New York 10577 (“IntegraMed”) and Northwest Center for Infertility and Reproductive Endocrinology, a Florida partnership of professional associations with its principal place of business at 2960 North State Road 7, Suite 300, Margate, Florida 33063 (“NCIRE”).

RECITALS:

Whereas, IntegraMed and NCIRE are parties to a Service Agreement dated April 26, 2002, as amended (the “Agreement”); and

Whereas, pursuant to a Transfer, Assignment, and Custodian Agreement for Patient Records and Patient Agreements, Institute for Women’s Health Specialists of South Florida, Inc. (“IWHS”) has assigned and transferred to NCIRE all patient medical records, patient and referral lists, and goodwill of IWHS; and

Whereas, pursuant to an Bill of Sale, Assignment and Conveyance Agreement, dated as of the date first above written, IntegraMed has purchased certain fixed assets from IWHS which shall be transferred, assigned and/or conveyed to NCIRE on or about the date of this Sixth Amendment; and

Whereas, IntegraMed and NCIRE wish to amend the Agreement, in pertinent part, providing that IntegraMed’s exclusive right to provide the Services, as defined in the Agreement, now includes the IWHS medical practice which will continue through NCIRE and to reflect an additional right to service fee payment in connection with the acquisition of IWHS by NCIRE.

Now Therefore, in consideration of the mutual promises and covenants herein contained, and as contained in the Agreement, as amended, IntegraMed and NCIRE agree as follows:

1.	The above recitals are true and correct and incorporated as if fully set forth herein

2.           The term “NCIRE” set forth in the Agreement includes IWHS assets as conveyed or transferred through the Transfer, Assignment, and Custodian Agreement for Patient Records and Patient Agreements to NCIRE from and after the date hereof.

3.           NCIRE agrees that in the event it terminates the Agreement prior to the Agreement’s present ending date without cause or IntegraMed terminates the Agreement for cause, that in consideration of IntegraMed, among other things, funding the acquisition of IWHS assets pursuant to the aforesaid agreements and legal documents for NCIRE , to pay IntegraMed an amount determined by using the following formula: ($70,000.00 divided by the number of months after the date of this Sixth Amendment remaining before the Agreement’s present ending date)  multiplied by (the number of months remaining in the Agreement in the event NCIRE terminates this Agreement without cause or IntegraMed terminates this Agreement for cause before its present ending date).

4.           All other provisions of the Service Agreement, as amended, not in conflict with this Sixth Amendment remain in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Sixth Amendment as the date first written above.

IntegraMed America, Inc.

By:________________________________________________
Timothy P. Sheehan, Sr. Vice President & CFO

Northwest Center for Infertility and Reproductive Endocrinology, a Florida General Partnership

By: Wayne S. Maxson, M.D., P.A., a general partner

 By:_________________________________________________
Wayne S. Maxson, M.D., President